UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

LAVA Therapeutics N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-40241	82-2745484
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Yalelaan 62 Utrecht, The Netherlands	3584
(Address of Principal Executive Offices)	(Zip Code)

+31 85 016 3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, €0.12 nominal value	LVTX	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed by LAVA Therapeutics N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”), on August 3, 2025, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with XOMA Royalty Corporation, a Nevada corporation (“Buyer”), as amended by that certain Amendment to the Purchase Agreement dated October 17, 2025 (the “Amendment”), to purchase all of the issued and outstanding common shares, par value €0.12 per share, of the Company (“Shares”) at a purchase price of $1.04 per Share plus (ii) one contingent value right (“CVR”) per Share, which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (as defined and further described below), payable subject to any applicable tax withholding and without interest (together with the Cash Amount, the “Offer Consideration”), all upon the terms and subject to the conditions as set forth in the Amended and Restated Offer to Purchase, dated October 17, 2025 (as may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (the “Letter of Transmittal,” together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time, the “Offer”).

The Offer, as extended, expired one minute after 11:59 p.m. Eastern Time on November 12, 2025 (the “Expiration Time”), at which time all conditions to the Offer were satisfied or waived. Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer (the “Depositary”), advised Buyer that, as of the Expiration Time, 22,877,463 Shares, representing approximately 87% of the issued and outstanding Shares, were validly tendered pursuant to the Offer and not properly withdrawn. The number of Shares tendered satisfied the Minimum Condition (as defined in the Purchase Agreement) for the Offer. On November 13, 2025, Buyer accepted for payment all such Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time and promptly thereafter paid (by delivery of funds to the Depositary) (the “Closing”) for all such Shares.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Following the Expiration Time, in accordance with the Purchase Agreement, Buyer commenced a subsequent offering period (the “Subsequent Offering Period”) in accordance with Rule 14d-11 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on November 13, 2025. Shares validly tendered during the Subsequent Offering Period were immediately accepted and promptly paid for by Buyer pursuant to the terms of the Offer. The Subsequent Offering Period expired one minute after 11:59 p.m. Eastern Time on November 20, 2025. The Depositary informed Buyer that, as of the expiration of the Subsequent Offering Period, 23,956,708 Shares, collectively representing approximately 91.1% of the total outstanding Shares, were validly tendered pursuant to the Offer (including a total of 1,079,245 Shares, collectively representing approximately 4.2% of the total outstanding Shares tendered during the Subsequent Offering Period).

Tax information relevant to the Company’s shareholders that did not tender their Shares in the Offer or during the Subsequent Offering Period and who are subject to the Cancellation is provided in the section entitled “Certain U.S Federal Income and Dutch Tax Consequences of the Offer and the Post-Offer Reorganization” of the Offer to Purchase and is incorporated by reference herein. This information is relevant to the filing of such shareholders’ tax returns and should be reviewed with their tax advisors.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement and Amendment thereto, which are incorporated by reference herein from Exhibit 2.1 to the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on August 3, 2025 and October 17, 2025, respectively.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 13, 2025, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily delist its Shares from Nasdaq. Prior to the opening of trading on November 21, 2025, Nasdaq suspended trading of the Shares and filed a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act with the SEC. The Company intends to terminate its reporting obligations under the Exchange Act by filing a Form 15 with the SEC on or about December 1, 2025.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 21, 2025, Stephen Hurly and Fred Powell each ceased to be executive officers of the Company. Information about the severance benefits to which Messrs. Hurly and Powell are entitled is set forth under the caption “Employment Arrangements and Change in Control and Severance Benefits Under Existing Relationships” beginning on page 87 of LAVA’s revised definitive proxy statement on Schedule 14A filed with the SEC on October 17, 2025 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAVA Therapeutics N.V.

Date: November 21, 2025	By:	/s/ Fred Powell

Fred Powell Chief Financial Officer